UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

(512) 869-1555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Restructuring agreement with K2 HealthVentures LLC (“K2HV”) to fully discharge and satisfy outstanding debt owed to K2HV for the prepayment of $27.5 million and the granting of contingent value rights and warrants

On June 16, 2023, Molecular Templates, Inc. (the “Company”), Molecular Templates OpCo, Inc. and K2 HealthVentures LLC (“K2HV”) agreed to the full discharge and satisfaction of all of the Company’s loan obligations under Loan and Security Agreement, dated as of May 21, 2020, as amended (the “K2HV Loan and Security Agreement”), and to the termination of such agreement (other than customary surviving obligations), in exchange for an aggregate repayment in cash of $27.5 million and the granting of a contingent value right to K2HV and a warrant to purchase common stock to K2HV’s affiliated holder, as set forth in the (i) Convertible Secured Contingent Value Right Agreement, dated as of June 16, 2023 (the “CVR Agreement”) and (ii) the Warrant to purchase Common Stock issued on June 16, 2023, each as more fully described below. Capitalized terms used herein without definition shall have the meaning ascribed to them in the CVR Agreement.

The CVR Agreement

To fully settle the $37.8 million of outstanding debt obligations (including principal, accrued interest, fees outstanding or due upon prepayment of the Loans) under the K2HV Loan and Security Agreement, the Company paid K2HV$27.5 million, granted to K2HV the right to receive certain contingent payments as described below, and issued the warrant to purchase common stock, described below, to K2HV’s affiliated holder. These contingent value rights require payments to K2HV if certain Contingent Payment Events occur, further described below, or if there is an Acceleration Event. The payment due upon any Contingent Payment Event or an Acceleration Event is capped at an amount (the “Remaining Value”) which is initially $10,303,646, which amount, to the extent not repaid is subject to escalating multipliers which increase from the closing date by multiplying the Remaining Value by a multiplier ranging between 1.0 at closing to 2.5x for any Remaining Amount not yet paid as of September 16, 2024, resulting in a potential maximum payment obligation of $25,759,115. In addition, upon a Change in Control, the Company shall pay an additional payment of $2,500,000.

Contingent Payment Events include (a) receipt of cash from (i) the sale of assets, (ii) the receipt of milestone payments and other license related payments, and (iii) the receipt of any cash payment characterized as an “Extraordinary Item” under Generally Accepted Accounting Principles, subject to certain exceptions, (b) the initiation of any new registrational study or expansion cohort designed with registrational intent, or the initiation of a phase 2B or phase 3 study, (c) a Change in Control, excluding changes resulting from equity financings, and (d) any final dissolution or other final winding up transaction. Acceleration Events include any Insolvency Proceeding, impairment of security and the lack of any Trading Market (where Trading Market includes the OTC Markets Group Inc electronic inter-dealer quotation system or other quotations), each as defined.

For Contingent Payment Events, the Company must pay K2HV either a specified percentage of the proceeds received, up to an amount equaling the applicable Remaining Value or, in the case of clause (b)

above, 50% of such Remaining Value, or in the cases of clauses (c) or (d) above, 100% of the Remaining Value. The Company must use commercially reasonable efforts to pursue transactions that would result in the payment of Contingent Payments. Upon the occurrence and continuation of any Acceleration Event, the applicable Remaining Value shall, at the election of K2HV, be due and payable in full. The Company may at any time elect to repay some or all of the Remaining Value without penalty.

In lieu of a portion of these contingent value rights, K2HV may convert up to $3,000,000 of the Remaining Value into an aggregate of 6,124,011 shares of common stock, subject to adjustment for any stock splits and similar events. In no event shall the number of shares of common stock underlying such conversion right, together with the shares of common stock underlying the Warrants described below, exceed 19.99% of the common stock outstanding immediate prior to the execution of the CVR Agreement.

To protect its interest in any potential payment of the Remaining Value, K2HV has a security interest in all assets (including intellectual property) of the Company. Further, the Company may not incur any Indebtedness for borrowed money that is structured as senior or pari passu to K2HV’s Contingent Payment outstanding without K2HV’s consent. No other liens (other than customary permitted liens) on collateral are permitted without K2HV’s consent.

The Warrants

In connection with the CVR Agreement, on June 16, 2023, the Company issued to K2HV warrants to purchase 5,103,343 shares of the Company’s common stock for an exercise price of $0.3919 per share, which have a term of ten years.

Item 1.02. Termination of a Material Definitive Agreement.

As described above, the K2HV Loan and Security Agreement was terminated and all of the Company’s loan obligations thereunder satisfied as result of the closing of the transaction described in Item 1.01, which is incorporated herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 (under the heading “The CVR Agreement”) of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 16, 2023, the Company’s Board of Directors approved a workforce reduction as it continues to evaluate strategic alternatives and in order to extend its resources to better position the organization (the “Restructuring”). The Restructuring would reduce the Company’s current workforce from approximately 105 employees to approximately 44% of that number. The Restructuring would allow the Company to continue to support its collaboration with Bristol Myers Squibb and its clinical studies for MT-6402, MT-8421 and MT-0169. The Company did not incur material costs in connection with the workforce reduction related to severance pay and other related termination benefits. The Company does not anticipate incurring additional costs related to the Restructuring as of the time of the filing of this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing descriptions of the CVR Agreement and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 and 4.1.

Forward-Looking Statements

This Form 8-K contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this Form 8-K, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include but are not limited to Molecular Templates’ ability to continue as a going concern; expectations regarding the completion of its workforce reduction plan; the prospects for Molecular Templates’ review and evaluation of potential strategic alternatives; and the terms, timing, structure, benefits and costs of any strategic transaction and whether one will be consummated at all. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the availability of financing on commercially reasonable terms in order to avoid the need to pursue a dissolution or wind down of Molecular Templates; the ability to identify any potential transaction partners; whether Molecular Templates’ cash resources will be sufficient to fund its continuing operations beyond the third quarter of 2023; and those risks identified under the heading “Risk Factors” in Molecular Templates’ filings with the Securities and Exchange Commission. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and Molecular Templates specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant, dated June 16, 2023

10.1	CVR Agreement, dated June 16, 2023, by and between the Company and K2HV

99.1	Press Release, dated June 16, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: June 20, 2023	By:	/s/ Eric E. Poma, Ph.D.
Eric E. Poma, Ph.D.
Chief Executive Officer

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